EXHIBIT 23.1




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                              CONSENT OF ATTORNEYS

      Reference is made to the Registration Statement of Travelshorts.com, Inc. d/b/a Sharps Elimination Technologies, Inc. on Form S-8 whereby the Company proposes to sell up to 10,000,000 shares of the Company's common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

      We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                           Very truly yours,

                                           HART & TRINEN, L.L.P.



                                           /s/ William T. Hart
                                           ------------------------
                                           William T. Hart


Denver, Colorado
March 29, 2004